UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2017

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On March 28, 2017, Sanchez Production Partners LP (the “Partnership”) issued a press release announcing that the board of directors of the general partner of the Partnership (the “General Partner”) had appointed Patricio D. Sanchez, age 36, as President & Chief Operating Officer. Mr. Sanchez had previously served as the Chief Operating Officer of the General Partner since May 2015.

Mr. Sanchez has been a member of the board of directors of the General Partner since June of 2015. Mr. Sanchez has also served as the co-president of Sanchez Oil & Gas Corporation since June 2014 and prior to that from April 2010 to June 2014 as Executive Vice President. Mr. Sanchez has served as an Executive Vice President of Sanchez Energy Corporation since November 2016. Mr. Sanchez has also been the managing member of Santerra Holdings, LLC, an oil and gas production company, since February 2012.

Mr. Sanchez is the brother of Antonio R. Sanchez, III, the Chairman of the board of directors of the General Partner, and the brother of Eduardo Sanchez, a director of the General Partner. The Partnership has entered into a services agreement (the “Services Agreement”) with SP Holdings, LLC (the “Manager”) pursuant to which the Manager provides services that the Partnership requires to operate its business. The Manager is the sole member of the General Partner. The sole manager and member of the Manager is SP Capital Holdings, LLC. Mr. Sanchez is a co-manager of SP Capital Holdings, LLC, along with his brothers and father, Antonio R. Sanchez, Jr. Mr. Sanchez owns 26% of SP Capital Holdings, LLC. Since January 1, 2016, the Partnership has paid the Manager $0.9 million in cash and issued the Manager 649,865 common units in lieu of cash under the Services Agreement. The Manager also holds all of the Partnership’s incentive distribution rights issued pursuant to the Partnership’s agreement of limited partnership.

Mr. Sanchez is an employee of Sanchez Oil & Gas Corporation (“SOG”), which provides services to the Partnership, with the amount of Mr. Sanchez’s base salary allocated to the Partnership being $400,000. SOG also provides a basic benefits package generally to all employees, which includes a 401(k) plan and health, disability and life insurance.

A copy of the press release announcing Mr. Sanchez’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP

	By:	Sanchez Production Partners GP LLC, its general partner

Date: March 28, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release dated March 28, 2017

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